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                                                                    EXHIBIT 10.2

                           HOTEL SERVICES AGREEMENT

     This HOTEL SERVICES AGREEMENT (the "Services Agreement") is made and entered into this 22nd day of October, 1996 by and between LAKE BUENA VISTA PARTNERS, LTD., a Florida limited partnership ("LBVP") and THE KESSLER ENTERPRISE, INC. ("TKE"), a Georgia Corporation.

     WHEREAS, TKE is in the business of providing design and consulting services , retail and commercial space leasing and outparcel development to hotel owners and operators;

     WHEREAS, LBVP is the owner of that certain hotel at 12205 Apopka-Vineland Road in Orlando, Florida currently known as the Days Inn Lake Buena Vista Days Inn Resort & and Suites ("Hotel");

     WHEREAS, LBVP desires to engage TKE to supply its services in connection with the design, construction supervision and renovation of the Hotel, retail and commercial space leasing and the development of outparcels on vacant portions of the Hotel property;

     NOW THEREFORE, FOR AND IN CONSIDERATION of Ten and No/100 Dollars ($1 0.00) and other good and valuable consideration the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

     1.   Design Consulting Services and Fee.  TKE covenants and agrees to
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provide design consulting services to implement the renovation of the Hotel as a property operating as a theme hotel. Design consulting services include but are not limited to the design and consulting expertise of Richard Kessler, Rob Mitchell
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and Julie Wilde. TKE will coordinate with LBVP and its design professionals in the development and implementation of the Royal Safari/African theme upon request from LBVP.

     Design consulting services may include but not be limited to: consultation and advice on architectural design, landscaping design, lighting design, interior design, color scheme, music and sound effects program, design of printed collateral materials, signage; aid in the selection of the architect of the theme; and aid in the selection of the landscape architect, the lighting designer, and the music and sound effects programmer. Implementation of any design advice or recommendations of TKE furnished pursuant to this Agreement shall be at the sole discretion of LBVP.

     In connection with the engagement of TKE to provide the design consulting services described herein, LBVP covenants and agrees to pay TKE upon execution of this Agreement the sum of $250,000 and an additional $250,000 paid out in five equal installments in the amount of $50,000 each as follows: (i) the first installment shall be due and payable upon the execution of this Agreement, and
(ii) the remaining four installments shall be due and payable on or before the 26th day of November, 1996, December, 1996, January, 1997 and February, 1997.

     2.   Consulting Services and Fee.  TKE hereby covenants and agrees to
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consult with LBVP regarding the implementation of its Hotel theme.  Consulting services shall be available to enhance

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theme presentation to consumers, which shall be implemented in LBVP's sole discretion.

     In consideration for the performance of consulting services, TKE shall be paid a fee in the amount of $200,000 (the "Concept Implementation Fee") payable in twelve equal and consecutive monthly installments in the amount of $16,666, which shall be due on the 26th day of each month commencing on January 26, 1997.

     3.   Hotel Site Development.  TKE covenants and agrees to provide its
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expertise in the development of the balance of the site in which the Hotel is located. This includes but is not limited to procuring retail and commercial leases ("Space Leases") in the Hotel, including gift shop leases in the lobby at the request of LBVP, and being available for consultation with LBVP regarding tenant build-out. It is understood and agreed that all decisions regarding the nature, extent and timing of the development of the Hotel site (including the outparcels described below) shall be made solely by LBVP based upon the economic viability of such development or upon matters beyond the reasonable control of LBVP.
          (a)  Space Leases.  At the direction of LBVP, TKE shall seek to obtain
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tenants compatible with the quality and content of the theme implemented by
LBVP, which tenants shall be subject to LBVP's prior approval in its sole discretion. All Space Leases must be approved by LBVP, such approval not to be unreasonably withheld, conditioned or delayed.

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          In consideration of the performance by TKE of these services in connection with Space Leases, LBVP will pay an annual fee in an amount equal to 15% of the total rents derived from Space Leases commencing in the calendar year in which the Space Lease rents in the Hotel for all Space Leases obtained by TKE exceed in the aggregate $350,000; provided that the $350,000 Space Lease rent floor is calculated after deduction for tenant improvement costs.

          TKE's rights to participate in the compensation from Space Leases shall survive for the "Term" (as defined in Paragraph 5 below) of this Agreement. If this Agreement is terminated prior to the twelfth (12th) anniversary hereof, TKE shall receive a termination fee in an amount equal to the compensation to be paid to TKE under this Paragraph 3(a) for the remainder of the Term (but only to the extent of the term remaining with respect to each Space Lease (the "Space Lease Term Adjustment") by discounting to present value for each year of the remainder of the Term compensation attributable to such year at an annual discount rate of twelve percent (1 2%) (for the purposes of this calculation compensation for each remaining year shall be equal to the compensation payable to TKE for the twelve month period ending on the termination date (the "Compensation Amount") subject to the Space Lease Term Adjustment; provided that (i) in the event a remaining year is less than a full calendar year (a "Partial Year"), the amount of compensation for such Partial Year shall be obtained by multiplying the

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Compensation Amount by a fraction, the numerator of which is the number of days in the Partial Year and the denominator of which is 365, and (ii) in the event the Agreement is terminated within twelve months from the date hereof, the Compensation Amount shall be equal to the compensation paid over the period extending from the date hereof to the termination date, multiplied by the quotient obtained by dividing 365 by the number of days elapsed from the date hereof to the termination date).

          (b)  Outparcel Transactions.  With regard to the portions of the Hotel
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located at the northwestern corner of the Hotel site currently zoned for a 6,500 square foot restaurant ("Outparcel 1 ") and the southwestern corner of the Hotel site to be pursued for a second restaurant development ("Outparcel 2")
(Outparcel 1 and Outparcel 2 herein collectively referred to as "Outparcels"), at the direction of LBVP TKE will use its reasonable efforts to locate third parties to purchase for development, ground lease or lease build-to-suit improvements located on the Outparcels for development and operation of improvements consistent with the revenue objectives of LBVP and the Hotel theme. In consideration for TKE's services in procuring users or operators for the Outparcels, LBVP agrees to share equally with TKE all "Net Revenue" derived from transactions with third parties in connection with the Outparcels. Transactions as used herein shall mean any conveyance, assignment, lease, transfer, license, concession, or other relationship of any nature or type whatsoever under which

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revenue is derived from the Outparcels; provided that for purposes hereof a conveyance shall not mean the sale of the Hotel site in the entirety. "Net Revenue" for lease transactions shall be defined as gross rents less amortized brokerage fees and legal fees and any other transaction costs, assuming tenants thereunder are obligated to pay all taxes, insurance and operating expenses associated with the Outparcel. "Net Revenue" for Outparcel sales shall be the purchase price for the Outparcel less an allocated basis in the Outparcel of $20 per square foot of the structural improvements on Outparcel 2 and less all expenses incurred in connection with the sale. All prospective lease agreements with third parties regarding the Outparcels shall be approved by LBVP, such approval not to be unreasonably withheld, conditioned or delayed, provided that
(a) the annual net proceeds under such lease equal or exceed: (i) $125,000, for Outparcel 1, and (ii) $150,000 for Outparcel 2, and (b) LBVP shall have given to TKE its prior written approval, which may be withheld and/or conditioned in its sole discretion, of (i) all such tenants, (ii) the architectural design of the proposed improvements to be constructed on the Outparcels and (iii) the term of the Lease. All agreements for the purchase and sale of Outparcels are subject to the sole discretion of LBVP; provided that a sale of an Outparcel to a lessee thereof shall be treated as an Outparcel sale hereunder.

          This covenant and agreement to divide equally Net Revenue derived from any transactions regarding the Outparcels

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may be assumed by any purchaser or transferee of the Hotel site from LBVP. In the event this Agreement is terminated prior to the twelfth (12th) anniversary of the date hereof, LBVP shall pay TKE a termination fee in an amount equal to fifty percent (50%) of the Net Revenue to be received from the tenant of an Outparcel for the remainder of the term of such lease (hereinafter the "Lease Term"), calculated by discounting to present value for each year of the remainder of the Lease Term fifty percent (50%) of the Net Revenue attributable to such year at an annual discount rate of twelve percent (12%) (for the purposes of this calculation the Net Revenue attributable for each remaining year shall be equal to the Net Revenue attributable to the twelve month period ending on the termination date (the "Prior Net Revenue"); provided that (i) to the extent such calculation involves a Partial Year, the Prior Net Revenue shall be multiplied by a fraction, the numerator of which shall be the number of days in the Partial Year and the denominator of which is 365, and (ii) in the event the Agreement is terminated within twelve (12) months from the date hereof, the Prior Net Revenue shall be equal to the Net Revenue paid over the period extending from the date hereof to the termination date, multiplied by the quotient obtained by dividing 365 by the number of days elapsed from the date hereof to the termination date; provided further that the balance of the Lease Term shall not be deemed to include renewal or option periods which have not been exercised). In the event this Agreement is terminated prior to the consummation of

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an Outparcel transaction, TKE shall receive no termination fee with respect to such Outparcel.

     4.   Transfer and Assignment.  LBVP shall have the right to transfer and
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assign this Agreement to any subsequent owner or lessee of the Hotel, including but not limited to, AGH Leasing, L.P., provided that (i) such transferee or assignee shall assume all the rights, duties and obligations of LBVP hereunder; and (ii) LBVP shall remain primarily liable for its monetary obligations hereunder.

     LBVP shall have the right to collaterally assign this Agreement to a third party holding a mortgage covering the Hotel (a "Mortgagee"). TKE hereby covenants and agrees that so long as such Mortgagee pays the sums due to TKE hereunder, TKE shall perform the services set forth herein. However, Mortgagee shall not be liable to TKE for damages in the event of Mortgagee's failure to pay any fees due hereunder, TKE's recourse in such event being limited to (i) the termination of this Agreement or (ii) recovery of such fees from LBVP. in the event such Mortgagee seeks to terminate this Agreement, such Mortgagee may do so without payment of liquidated damages set forth herein; provided, however, that LBVP and AGHL, if this Agreement has been assigned by LBVP, shall remain primarily liable for payment of liquidated damages in the event of such Mortgagee's termination of this Agreement. TKE agrees to execute any estoppel or other agreement requested by Mortgagee to confirm any of the foregoing or to aver as to the status of this Agreement.

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     5.   Term.  The term (the "Term") of this Agreement shall commence on the
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date of this Agreement and shall expire on the later to occur of: (i) the twelfth (12th) anniversary date of the date of this Agreement; or (ii) the date of the termination or expiration of the Lease Agreement dated the date hereof affecting the Hotel between LBVP, as lessor, and AGH Leasing, L.P. as lessee (the "Participating Lease"). This Agreement may be terminated by LBVP upon a sale, transfer or conveyance of the Hotel or of the ownership interests in LBVP to a bona fide, third party person or entity, subject to the payment of the termination fees described above.

     6.   Construction.  This Agreement shall be governed in accordance with the
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laws of the State of Florida.

     7.   Notices.  Any notice provided for by this Agreement and any other
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notice, demand or communication which any party may wish to send to another shall be in writing and either delivered in person or sent by registered or certified mail or overnight courier, return receipt requested, in a sealed envelope, postage prepaid, and addressed to the party for which such notice, demand or communication is intended at such party's address as set forth in this Section. LBVP's address for all purposes under this Agreement shall be the following:

                       Lake Buena Vista Partners, Ltd.,
                 c/o American General Hospitality Corporation
                          3860 West Northwest Highway
                                   Suite 300
                              Dallas, Texas 75220
                    Attention:  Steven D. Jorns, President
                 or Kenneth E. Barr, Executive Vice President

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with a copy in each case to:

                             Battle Fowler, L.L.P.
                              75 East 55th Street
                           New York, New York 10022
                    Attention:  Douglas A. Raelson, Esquire

TKE's address for all purposes under this Agreement shall be the following:

                         The Kessler Enterprise, Inc.
                            6649 Westwood Boulevard
                                   Suite 130
                            Orlando, Florida 32821
           Attention:  Richard C. Kessler, Chief Executive Officer
with a copy in each case to:

                          Rowe, Foltz & Martin, P.C.
                             Five Piedmont Center
                                   Suite 750
                            Atlanta, Georgia 30305
                     Attention:  Joseph B. Foltz, Esquire

Any address or name specified above may be changed by a notice given by the addressee to the other party. Any notice, demand or other communication shall be deemed given and effective as of the date of delivery in person or receipt set forth on the return receipt. The inability to deliver because of changed address of which no notice was given, or rejection or other refusal to accept any notice, demand or other communication, shall be deemed to be receipt of the notice, demand or other communication as of the date of such attempt to delivery or rejection or refusal to accept.

     8.   Miscellaneous.  Time is of the essence of this Agreement.  This
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Agreement may be executed in multiple counterparts, any of which taken together shall be deemed an original and all of which taken together shall be deemed one

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original counterpart of this Agreement. In the event any provision of this
Agreement is deemed to be invalid or unenforceable, the balance of the provisions of this Agreement shall not be rendered invalid or unenforceable thereby but shall be deemed to be independent and several from the provisions of this Agreement deemed invalid or unenforceable.

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     IN WITNESS WHEREOF, the parties hereto have executed this Hotel Services
Agreement under seal as of this _____ date of October, 1996.

                              LAKE BUENA VISTA PARTNERS, LTD.
                              a Florida limited partnership


                              By:  AGH Upreit, LLC, its sole general partner

                                   By:  American General Hospitality
                                        Corporation, its member

                                        By: /s/K. E. Barr
                                           -------------------------------------
                                            Kenneth E. Barr
                                            Executive Vice President

                                   By:  American General Hospitality Operating
                                        Partnership, L.P., its member

                                        By:  AGH GP, Inc., its sole general
                                             partner

                                             By: /s/K. E. Barr
                                                --------------------------------
                                                 Kenneth E. Barr
                                                 Executive Vice President



                              THE KESSLER ENTERPRISE, INC.
                              a Georgia corporation


                              By: [SIGNATURE ILLEGIBLE]
                                 -----------------------------------------------
                              Its:

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                          JOINDER OF AMERICAN GENERAL
                    HOSPITALITY OPERATING PARTNERSHIP, L.P.


          American General Hospitality Operating Partnership, L.P., a Delaware limited partnership, hereby joins in the execution of this Agreement for the sole purpose of unconditionally guaranteeing the payment of termination fees in accordance with Paragraph 3 of this Agreement.


                              AMERICAN GENERAL HOSPITALITY OPERATING
                              PARTNERSHIP, L.P., a Delaware limited partnership


                              By:  AGH GP, Inc., its sole general partner

                                   By: /s/ K. E. Barr
                                      ------------------------------------------
                                       Kenneth E. Barr
                                       Executive Vice President

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